UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2023

TILT HOLDINGS INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56422	83-2097293
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

, Arizona
2801 E. Camelback Road #180 Phoenix, Arizona	85016
(Address of principal executive offices)	(Zip Code)

(623) 887-4900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2023 (the “Closing Date”), TILT Holdings Inc. (the “Company”) and its subsidiaries, Jimmy Jang, L.P., Baker Technologies, Inc., Commonwealth Alternative Care, Inc., and Jupiter Research, LLC (“Jupiter”, and collectively, the “Subsidiary Borrowers”) entered into a Secured Note Purchase Agreement, with Jordan Geotas, as the noteholder representative (the “Noteholder Representative”) on behalf of the purchasers named therein (the “2023 NPA”). Pursuant to the 2023 NPA, Subsidiary Borrowers issued by way of private placement senior secured promissory notes in the aggregate principal amount of US$4,500,000 (the “2023 Bridge Notes”) to the holders with a maturity date of December 1, 2023 (the “Maturity Date”). The 2023 Bridge Notes bear interest at the greater of 16% or the prime rate plus 8.5% payable monthly.

The 2023 Bridge Notes are secured by a security interest in all of the assets of the Subsidiary Borrowers.  This security interest is subordinate to the security interest in certain assets that were pledged by Jupiter to secure a revolving credit facility. In addition, payments received by the Noteholder Representative, whether under the 2023 NPA or the 2019 NPA (as defined below), shall be applied to repay the 2023 Bridge Notes whether such payments are as a result of the enforcement of remedies, dispositions, liquidations, or as a result of payments on claims filed in a case under the Bankruptcy Code or other similar proceedings.  The 2023 Bridge Notes are also guaranteed by the Company and all subsidiaries of the Company. The equity interests in all subsidiaries of the Company have also been pledged as security for the obligations under the 2023 Bridge Notes.

The 2023 NPA includes affirmative and negative covenants, events of default, representations and warranties that are customary for debt securities of this type. The 2023 Bridge Notes may be accelerated and all remedies may be exercised by the holders in case of an event of default under the 2023 Bridge Notes, which includes events that customarily constitute an event of default for debt securities of this type as well as upon a change of control, the termination of  Tim Conder’s employment with the Company for any reason and the failure by the Company to appoint a replacement for Mr. Conder within 90 days that is approved to the Noteholder Representative or any default of event of default under the Secured Note Purchase Agreement dated as of November 1, 2019, as amended by the First Amendment to Secured Note Purchase Agreement dated as of February 15, 2023, by and among the Subsidiary Borrowers, the Company, Noteholder Representative, Noteholders and AP Noteholders (as defined therein) (as amended, the “2019 NPA”).

In addition, pursuant to the 2023 NPA, the Company agreed to keep the number of directors on the Company’s board of directors (the “Board”) at five, of which two directors will be designated by the Noteholder Representative. The Company has also agreed to permit the Noteholder Representative or its designee to attend all meetings of the Board in a non-voting observer capacity. Such person shall be subject to customary confidentiality obligations.

Starting July 1, 2023, the Subsidiary Borrowers are obligated to pay US$750,000 in amortization payments in addition to interest payments and a monthly payment at the beginning of each calendar month the 2023 Bridge Notes are outstanding that is equal to 50% of the Company’s unrestricted cash greater than US$10,000,000 at the end of the prior calendar month. The Subsidiary Borrowers are also obligated to make mandatory prepayments of net cash proceeds from asset sales, casualty and condemnation awards, future equity or debt issuances and the settlement of certain third-party assets.

In connection with the 2023 NPA, the Noteholder Representative under the 2019 NPA has waived the Subsidiary Borrowers’ payment obligations during a forbearance period ending on December 8, 2023 so long as the amounts otherwise due are applied under the 2023 NPA, and has agreed to waive certain financial covenant defaults expected to occur during the forbearance period as a result of the Company and Subsidiary Borrowers entering into and performing their obligations under the 2023 NPA. The promissory notes issued under the 2019 NPA will accrue interest at a default rate (the prime rate plus 8.5%) and late fees at the rate of US$40,000 per month will be incurred during this forbearance period.  All interest payments not made when due during the forbearance period, interest at the default rate accrued thereon, and late fees incurred will be due and payable at the end of the forbearance period.

After the Closing Date, but prior to the earliest to occur of (a) an event of default, (b) any other termination or cancellation of the 2023 NPA and (c) June 30, 2023, the Subsidiary Borrowers may sell and issue to the holders up to US$1,500,000 in aggregate original principal amount of promissory notes.

The 2023 Bridge Notes were issued with an original issue discount of US$0.5 million, allowing access to funding of up to $4 million to the Company. The Company intends to use the proceeds of the 2023 Bridge Notes to assist with a transition in payment terms of a trade payable with a primary supplier.

Mark Scatterday, a former director of the Company, through an affiliated entity, Mak One LLLP, holds US$1,645,800 in principal amount of the 2023 Bridge Notes. Mr. Scatterday, through his direct or indirect ownership of the Company’s common shares and securities convertible into common shares, beneficially owns approximately 18.5% of the Company’s issued and outstanding common shares.

Adam Draizin, a current director of the Company, through an affiliated entity, Sheldrake Interests LLC, holds US$133,120 in principal amount of the 2023 Bridge Notes.

The 2023 Bridge Notes were offered and issued in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and/or Regulation D promulgated under the Act.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the 2023 NPA, the Pledge Agreement, the Security Agreement, the Guaranty, the Canadian Security Agreement, the Trademark Security Agreement, the Canadian Trademark Security Agreement, the Patent Security Agreement, the Canadian Patent Security Agreement, the Consent, Confirmation, Limited Waiver and Forbearance Agreement, the Subordination and Intercreditor Agreement, the form of 2023 Bridge Notes, and the Consent Letter which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, and 10.12, respectively, and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On May 16, 2023, the Company issued a press release announcing the 2023 Bridge Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit

Exhibit No.	Description of Exhibit
10.1*#

Secured Note Purchase Agreement dated May 15, 2023 by and among TILT Holdings Inc., Jimmy Jang, L.P., Baker Technologies, Inc., Commonwealth Alternative Care, Inc., Jupiter Research, LLC, and Jordan Geotas, as noteholder representative.

10.2*

Pledge Agreement dated May 15, 2023 by and among TILT Holdings Inc., Jimmy Jang Holdings Inc., Jimmy Jang L.P., Jupiter Research, LLC, Baker Technologies, Inc., Sea Hunter Therapeutics, LLC, Commonwealth Alternative Care, Inc., SH Finance Company, LLC, JJ Blocker Co., SFNY Holdings, Inc., Standard Farms New York, LLC, CGSF Group, LLC, Standard Farms Ohio, LLC, Standard Farms LLC, and the other subsidiaries a party thereto, and Jordan Geotas, as noteholder representative.

10.3*

Security Agreement dated May 15, 2023 by and among TILT Holdings Inc., Jimmy Jang Holdings Inc., Jimmy Jang L.P., Jupiter Research, LLC, Baker Technologies, Inc., Sea Hunter Therapeutics, LLC, Commonwealth Alternative Care, Inc., SH Finance Company, LLC, JJ Blocker Co., SFNY Holdings, Inc., Standard Farms New York, LLC, CGSF Group, LLC, Standard Farms Ohio, LLC, Standard Farms LLC and in favor of Jordan Geotas, as noteholder representative.

10.4*

Guaranty dated May 15, 2023, by and among TILT Holdings Inc., Jimmy Jang Holdings Inc., Jimmy Jang L.P., Jupiter Research, LLC, Baker Technologies, Inc., Sea Hunter Therapeutics, LLC, Commonwealth Alternative Care, Inc., SH Finance Company, LLC, JJ Blocker Co., SFNY Holdings, Inc., Standard Farms New York, LLC, CGSF Group, LLC, Standard Farms Ohio, LLC, Standard Farms LLC and in favor of Jordan Geotas, as noteholder representative.

10.5*	Canadian Security Agreement dated May 15, 2023, by TILT Holdings Inc., and in favor of Jordan Geotas, as noteholder representative.
10.6#	Trademark Security Agreement dated May 15, 2023, by and among TILT Holdings Inc., Jupiter Research, LLC and Jordan Geotas, as noteholder representative.
10.7#	Canadian Trademark Security Agreement dated May 15, 2023, by and between Jupiter Research, LLC and Jordan Geotas, as noteholder representative.
10.8#	Patent Security Agreement dated May 15, 2023, by and between Jupiter Research, LLC and Jordan Geotas, as noteholder representative.
10.9#	Canadian Patent Security Agreement dated May 15, 2023, by and between Jupiter Research, LLC and Jordan Geotas, as noteholder representative.
10.10

Consent, Confirmation, Limited Waiver and Forbearance Agreement dated May 15, 2023, by and among TILT Holdings Inc., Jimmy Jang, L.P., Baker Technologies, Inc., Commonwealth Alternative Care, Inc., Jupiter Research, LLC, and Jordan Geotas, as noteholder representative.

10.11	Subordination and Intercreditor Agreement dated May 15, 2023, by and among Entrepreneur Growth Capital LLC, TILT Holdings Inc., and Jupiter Research, LLC.
10.12*	Form of 2023 Bridge Notes.
99.1	Press Release dated May 16, 2023.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

* In accordance with Item 601(a)(6) of Regulation S-K, certain information (indicated by [***]) has been excluded from this exhibit.

# Certain schedules and exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TILT Holdings Inc.

Date: May 19, 2023	By:	/s/ Tim Conder
	Name:	Tim Conder
	Its:	Interim Chief Executive Officer